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Exhibit 3.50

        CORPORATE RECORDS

OF

NeighborCare of California, Inc.

*****

INCORPORATED UNDER THE LAWS

OF THE

STATE OF CALIFORNIA

*****

LAW OFFICES

OF

BY-LAWS

ARTICLE I—OFFICES

        1.     The principal executive office of the corporation shall be at

        2.     The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II—SEAL

        1.     The corporation seal shall have inscribed thereon the name of the corporation, the date of its organization and the words "Incorporated, California."

ARTICLE III—SHAREHOLDERS' MEETINGS

        1.     Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place or places, either within or without the State of California, as may from time to time be selected.

        2.     The annual meeting of the shareholders shall be held on the                        of                         in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at            o' clock     M., when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

        If there is a failure to hold the annual meeting for a period of 60 days after the date designated therefor, the superior court of the proper county may summarily order a meeting to be held upon the application of any shareholder after notice to the corporation giving it an opportunity to be heard. The shares represented at such meeting, either in person or by proxy, and entitled to vote thereat shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of the articles or these by-laws.

        Special meetings of the shareholders may be called by the board, the chairman of the board, the president or the holders of shares entitled to cast not less than 10 percent of the votes at the meeting.

        3.     (a)    Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 (or if sent by third-class mail, 30) nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of subdivision (f) any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board for election.

        (b)   Notice of a shareholders' meeting or any report shall be given either personally or by first-class mail addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this division, executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

        If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all further notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

        (c)   Upon request in writing to the chairman of the board, president, vice president, or secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request.

        (d)   When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

        (e)   The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by this division to be included in the notice but not so included if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the articles, except as provided in subdivision (f).

        (f)    Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, pursuant to section 310, 902, 1201, 1900 or 2007 of the act shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

        4.    Quorum; votes; withdrawal.    (a) Unless otherwise provided in the articles, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. Except as provided in subdivision (b), the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by this division or the articles.

        (b)   The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than ajournment) is approved by at least a majority of the shares required to constitute a quorum.

        (c)   In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other buisness may be transacted, except as provided in subdivision (b).

        5.    Actions without meeting; consent; procedure.    (a) Unless otherwise provided in the articles, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

        (b)   Unless the consents of all shareholders entitled to vote have been solicited in writing.

          1.     Notice of any shareholders' approval of (a) a contract or other transaction between the corporation and one or more of its directors or another corporation, firm or association in which one or more if its directors has a material financial interest pursuant to Corp. C Sec. 310, (b) indemnification of an agent of the corporation, pursuant to Corp. C. Sec. 317, (c) the principal terms of a reorganization pursuant to Corp. C. Sec. 1201, and (d) a plan of distribution as part of the winding up of the corporation pursuant to Corp. C. Sec. 2007, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval.

          2.     Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing.

        (c)   Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

        (d)   Directors may not be elected by written consent except by unanimous consent of all shares entitled to vote for the election of directors.

        6.    Proxies; contents; form.    (a) Any form of proxy or written consent distributed to 10 or more shareholders of a corporation with outstanding shares held of record by 100 or more persons shall afford an opportunity on the proxy or form of written consent to specify a choice between approval and disapproval of each matter or group of related matters intended to be acted upon at the meeting for which the proxy is solicited or by such written consent, other than elections to office, and shall provide, subject to reasonable specified conditions, that where the person solicited specifies a choice with respect to any such matter the shares will be voted in accordance therewith.

        (b)   In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a shareholder "withhold" or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted for the election of a director.

ARTICLE IV—VOTING AND PROXIES

        1.    One share, one vote; voting shares of on individual.    (a) Except as may be otherwise provided in the articles, each outstanding share, regardless of class shall be entitled to one vote on each matter submitted to a vote of shareholders except with regard to cumulative voting in elections of directors.

        (b)   Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

        2.    Ownership of shares; record date.    (a) In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

        (b)   If no record date is fixed:

          1.     The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          2.     The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given.

          3.     The record of date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

        (c)   A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

        (d)   Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution of allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles or by agreement or in this division.

        3.    Shares held by two or more persons.    (a) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirely, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with repect to voting shall have the following effect:

          1.     If only one votes, such act binds all;

          2.     If more than one vote, the act of the majority so voting binds all;

          3.     If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

        If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

        4.    Proxies; validity; expiration; revocation.    (a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of this division shall be presumptively valid.

        (b)   No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

        (c)   A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

        (d)   Except when other provision shall have been made by written agreement between the parties, the recordholder of shares which such person holds as pledgee or otherwise as security or which belong to another shall issue to the pledgor or to the owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

        (e)   A proxy which states that it is irrevocable is irrevocable for the period specified therein (notwithstanding subdivision (c) when it is held by any of the following or a nominee of any of the following:

          1.     A pledgee;

          2.     A person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of such person's shares in the corporation to the maker of the proxy;

          3.     A creditor or creditors of the corporation or the shareholder who extended or continued credit to the corporation or the shareholder in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing credit;

          4.     A person who has contracted to perform services as an employee of the corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for: or

          5.     A beneficiary of a trust with respect to shares held by the trust. Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is redeemed, the option or agreement to purchase is terminated or the seller no longer owns any shares of the corporation or dies, the debt of the corporation or the shareholder is paid, the period of employment provided for in the contract of employment has terminated or the person ceases to be a beneficiary of the trust. In addition to the foregoing clauses 1. through 4., a proxy may be made irrevocable (notwithstanding subdivision (c) if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which, by its terms, discharge the obligations secured by it.

        (f)    A proxy may be revoked, notwithstanding a provision making it irrevocable, by a transferee of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing such shares.

        5.    Inspectors of elections.    (a) In advance of any meeting of shareholders the board may appoint inspectors of election to act at the meeting and any adjournment thereof, If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of the shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

        (b)   The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

        (c)   The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

        6.    Directors, cumulative voting for; election by ballot.    (a) Every shareholder complying with subdivision (b) and entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled or distribute the shareholder's votes on the same principle among as many candidate as the shareholder thinks fit.

        (b)   No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

        (c)   In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld shall have no legal effect.

        (d)   Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins or unless the bylaws so require.

ARTICLE V—DIRECTORS AND OTHER OFFICERS

        The business of this corporation shall be managed by its Board of Directors,                         in number. Whenever all of the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. Whenever there are three or more shareholders, there must be at least three directors.

        1.    Powers of the board; delegation; close corporations.    (a) Subject to the provisions of this division and any limitations in the articles relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board. The board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board.

        2.    Directors; election; term.    (a) At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting

        (b)   Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

        3.    Directors; removal with cause.    (a) The board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

        4.    Directors; removal without cause.    (a) Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares subject to the following:

          1.     No director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

            (b)   Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.

            (c)   A director may not be removed prior to the expiration of such director's term of office except that any director who has been declared of unsound mind by an order of the court or convicted of a felony or removed by the Superior Court of the proper county at the suit of shareholders holding at least 10% of the number of outstanding shares in the case of fraudulent or dishonest acts.

        5.    Meetings of directors.    (a) Unless otherwise provided in the articles:

          1.     Meetings of the board may be called by the chairman of the board or the president or any vice president or the secretary or any two directors

          2.     Regular meetings of the board may be held without notice if the time and place of such meetings are fixed by the by-laws or the board. Special meetings of the board shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph. The articles or bylaws may not dispense with notice of a special meeting. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the board.

          3.     Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before of after the meeting, or who attends the meeting without protesting, prior, thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          4.     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

          5.     Meetings of the board may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the bylaws or by resolution of the board.

          6.     Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this subdivision constitutes presence in person at such meeting.

          7.     A majority of the authorized number of directors constitutes a quorum of the board for the transaction of business. The articles or bylaws may not provide that a quorum shall be less than one-third the authorized number of directors or less than two, whichever is larger, unless the authorized number of directors is one, in which case one director constitutes a quorum.

          8.     Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

          (b)   Any action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

          (c)   The provisions of this section apply also to committees of the board and incorporators and action by such committees and incorporators, mutatis mutandis.

        6.    Executive Committee.    The board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the board or in the bylaws, shall have the authority of the board, except with respect to:

          (a)   The approval of any action for which this division also requires shareholders' approval or approval of the outstanding shares.

          (b)   The filling of vacancies on the board or in any committee.

          (c)   The fixing of compensation of the directors for serving on the board or on any committee.

          (d)   The amendment or repeal of bylaws or the adoption of new bylaws.

          (e)   The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable.

          (f)    A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board.

          (g)   The appointment of other committees of the board or the members thereof.

        7.    President, Vice President, Secretary, Treasurer and other officers.    (a) A corporation shall have a chairman of the board or a president or both, a secretary, a chief financial officer and such other officers with such titles and duties as shall be stated in these bylaws or determined by the board and as may be necessary to enable it to sign instruments and share certificates. The president, or if there is no president the chairman of the board, is the general manager and chief executive officer of the corporation, unless otherwise provided in the articles. Any number of offices may be held by the same person unless the articles provide otherwise.

        (b)   Except as otherwise provided by the articles, officers shall be chosen by the board and serve at the pleasure of the board, subject to the rights, if any, of an officer under contract of employment. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

        8.    Liability of Directors and Officers.    (a) A director shall perform the duties of a director, including the duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner such director believes to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

        (b)   In performing the duties of a director, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

          1.     One or more officers or employees of the corporation whom the director believes to be reliable and competent in the matters presented,

          2.     Counsel, independent accountants or other persons as to matters which the director believes to be within person's professional or expert competence, or

          3.     A committee of the board upon which the director does not serve, as to matters within its designated authority, which committee the director believes to merit confidence, so long as, in any such case, the director acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

        (c)   A person who performs the duties of a director in accordance with subdivisions (a) and (b) shall have no liability based upon any alleged failure to discharge the person's obligations as a director.

        (d)   A director who is present at a meeting of the board, or any committee thereof, at which action specified in subdivision (a) is taken and who abstains from voting shall be considered to have approved the action.

        9.    Vacancies.    (a) Unless otherwise provided in the articles and except for a vacancy created by the removal of a director, vacancies on the board may be filled by a majority of the directors then in office, whether or not less than a quorum or by a sole remaining director. Unless the articles provide that the board may fill vacancies occurring on the board by reason of the removal of directors, such vacancies may be filled only by approval of the shareholders.

        (b)   The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

        (c)   If after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office.

          1.     Any holder or holders of an aggregate of 5 percent or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders.

          2.     Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

ARTICLE VI—MISCELLANEOUS PROVISIONS

        1.     All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

        2.     The fiscal year of the corporation shall begin on the first day of

        3.     Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE VII—ANNUAL STATEMENT

        1.     The president and board of directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the board of directors shall deem advisable and need not be verified by a certified public accountant.

ARTICLE VIII—AMENDMENTS

        1.     By-laws may be adopted, amended or repealed either by affirmative vote of the holders, a majority of the outstanding shares entitled to vote or by the board. A by-law changing the number of directors must be approved by the shareholders.

UNANIMOUS CONSENT IN LIEU OF
ORGANIZATION MEETING OF INCORPORATORS

        THE UNDERSIGNED, being the incorporators of the above named corporation, a corporation organized under the laws of the State of California,             hereby adopt the following resolutions:

        RESOLVED, That the secretary of this corporation cause a copy of the Articles of Incorporation filed with the Secretary of State of California to be prefixed to the minutes, and that this corporation proceed to do business thereunder.

        RESOLVED, That the form of bylaws submitted for the regulation of the affairs of the corporation be adopted and inserted in the minute book immediately following the copy of the Articles of Incorporation.

        RESOLVED, That the following are designated to constitute the board of directors of this corporation, to hold office for the ensuing year and until successors are chosen and qualified.

        RESOLVED, That the board of directors be and it is hereby authorized to issue the capital stock of this corporation to the full amount or number of shares authorized by the Articles of Incorporation, in such amounts and proportions as from time to time shall be determined by the board, and to accept in full or in part payment thereof such property as the Board may determine shall be good and sufficient consideration and necessary for the business of this corporation.

        Dated:

UNANIMOUS CONSENT IN LIEU OF
FIRST MEETING OF BOARD OF DIRECTORS

        THE UNDERSIGNED, being all of the directors of the above named corporation,            hereby adopt the following resolutions:

        RESOLVED, That the following persons be appointed to the offices set opposite their respective names, to serve for one year and until their successors are chosen and qualify:

        RESOLVED, That the share certificates of this corporation shall be in the form submitted.

        RESOLVED, That the seal, an impression of which is herewith affixed, be adopted as the corporate seal of this corporation.

        RESOLVED, That the Secretary is hereby authorized and directed to procure the proper corporate books, and the Treasurer be and is hereby authorized and directed to pay all fees and expenses incident to and necessary for the organization of the corporation.

        RESOLVED, That the officers of this corporation be authorized and directed to open a bank account in the name of the corporation, in accordance with a form of bank resolution attached to these minutes.

        WHEREAS any individual or partnership holding original issue common shares in a domestic small business corporation will benefit under the provisions of Sectionn 1244 of the Internal Revenue Code in the event that their shares are disposed of at a loss or become worthless, by having the loss considered an ordinary loss up to $50,000.00 per taxable year ($100,000.00 on a joint return), and

        WHEREAS a small business corporation is defined as one in which the aggregate amount of money and other property received by the corporation for stock, as a contribution to capital and as paid in surplus, does not exceed $1,000,000.00; and the corporation has derived more than 50% of its gross income for the five most recent taxable years from sources other than royalties, rents, dividends, interest, annuities or gains from the sale of securities.

        RESOLVED, That in order for the shareholders of the corporation to enjoy the benefits of Sectionn 1244 of the Internal Revenue Code of 1954, the proper officers of the corporation are hereby directed to issue the shares of the corporation in such manner as to comply with the conditions of Section 1244 and to see that all the required records are maintained and the share certificates are marked "Section 1244 Shares."

        WHEREAS, the secretary of the corporation has obtained an opinion of counsel that the proposed issuance of shares qualifies under the Close Corporation exemption of Corp. C. Sec. 25102 (H) be it,

        RESOLVED, That full paid and non-assessable shares of the corporation be issued as follows:

being good and sufficient consideration for the shares demanded therefor and necessary for the business of this corporation.

        FURTHER RESOLVED, That the president and secretary be and they are hereby authorized and directed to issue and deliver certificates of full paid and non-assessable shares of this corporation to the said.

        RESOLVED, That the proper officers of the corporation be and they are hereby authorized and directed on behalf of the corporation, and under its corporate seal, to make and file such certificate, report or other instrument as may be required by law to be filed in any state, territory, or dependency of the United States, or in any foreign country, in which said officers shall find it necessary or expedient to file the same to authorize the corporation to transact business in such state, territory, dependency or foreign country.

        Dated:

WAIVER OF NOTICE
SPECIAL MEETING OF THE BOARD OF DIRECTORS

        WE, THE UNDERSIGNED, being the directors elected by the shareholders of the above named corporation, DO HEREBY WAIVE NOTICE of the time, place and purpose of a special meeting of the Board of Directors of said corporation.

        We designate the                        day of                        at                         o' clock                        M. as the time, and                        as the place of said meeting; the purpose of said meeting is to consider the adoption of a medical expense reimbursement plan.

        Dated:

MINUTES OF A SPECIAL MEETING OF
THE BOARD OF DIRECTORS

        A special meeting of the Board of Directors was held on the                        day of            , at        o' clock        .M., at                         pursuant to written waiver of notice thereof signed by all the directors, fixing said time and place.

                  acted as Chairman and                        served as Secretary of the meeting.

        The Chairman announced that the following Directors, constituting the full Board of Directors of this corporation were present:

        The Chairman stated that the purpose of the meeting was to approve and adopt a medical expense reimbursement plan, a copy of which was presented to those present.

        Upon motion duly made, seconded and carried, it was

        RESOLVED, That the medical expense reimbursement plan, a copy of which is attached to and made a part of these minutes, be adopted and that the proper officers are hereby authorized to take the necessary steps to implement said plan.

        There being no further business, the meeting upon motion adjourned.

Secretary

WAIVER OF NOTICE
SPECIAL MEETING OF THE BOARD OF DIRECTORS

        WE, THE UNDERSIGNED, being the directors elected by the stockholders of the above named corporation, DO HEREBY WAIVE NOTICE of the time, place and purpose of a special meeting of the Board of Directors of said corporation.

        We designate the            day of                        at    o' clock    M. as the time, and                                    as the place of said meeting; the purpose of said meeting being the adoption of a resolution providing for the corporation to elect to be taxed as a tax option corporation under Subchapter S of the Internal Revenue Code.

        Dated:

MINUTES OF A SPECIAL MEETING OF
THE BOARD OF DIRECTORS

        A special meeting of the Board of Directors was held on the            day of                        , at    o' clock    M., at                         pursuant to written waiver of notice thereof signed by all the directors, fixing said time and place.

                  acted as Chairman and                        served as Secretary of the meeting.

        The Chairman announced that the following Directors constituting the full Board of Directors of this corporation, were present:

        The Chairman stated that the purpose of the meeting was to consider the adoption of a resolution to authorize the proper officers of the corporation to take the necessary steps to implement the election of the shareholders to have the corporation taxed under Subchapter S of the Internal Revenue Code.

        Upon, motion, duly made, seconded and carried, the following preamble and resolution were unanimously adopted:

        WHEREAS it is deemed advisable and to the advantage of the shareholders that this corporation be taxed under Subchapter S of the Internal Revenue Code,

        Now, therefore, be it

        RESOLVED, That the proper officer or officers of the corporation are hereby authorized and directed to obtain the necessary consents from the shareholders and file the same, together with such other papers and forms as may be required, with the District Director of Internal Revenue, in order to permit the corporation to be taxed under Subchapter S of the Internal Revenue Code.

        There being no further business, the meeting upon motion adjourned.

Secretary

MEDICAL EXPENSE REIMBURSEMENT PLAN

        Under Internal Revenue Code Section 105 an employee of a small corporation may receive reimbursements for medical expenses incurred by him for himself, his spouse and dependents. The payments received are not taxable as income to the recipient and at the same time qualify as deductible business expenses of the corporation.

        In order to qualify as a noninsured Medical Expense Reimbursement Plan with tax-exempt benefits, the plan must meet two requirements:

          1.     It must not discriminate in favor of someone who is highly compensated by being among the employer's five highest paid officers, a shareholder owning more than 10% in value of the employer's stock, or among the highest paid 25% of all employees who are not officers of shareholders.

          2.     It must benefit 70% or more of all employees, or 80% or more of all those eligible to participate in the plan. Employees who have not completed three years of service, are under age 25, are part-time seasonal or nonresident alien employees, or those covered by an agreement between representatives and the employer (as in the case of a labor union contract with a medical plan) need not be included.

          3.     The plan should be adopted by resolution of the board of directors and followed in practice.

        (The above rules, in effect prior to the enactment of Code Section 89 nondiscrimination rules, have been reinstated with the retroactive repeal of Code Section 89.

        Code Section 89 proved to be an administrative nightmare requiring tremendous compliance efforts on the part of employers. After intensive lobbying by the business community, Congress realized that these rules could prove to have a negative effect on employer decisions as to whether or not to provide, or continue to provide, benefits to employees.)

November, 1989

MEDICAL EXPENSE REIMBURSEMENT
PLAN OF

        This corporation does hereby establish a Medical Expense Reimbursement Plan, hereinafter referred to as the "Plan", for the benefit of those of its employees who now, or who will subsequently, meet the following requirements and hereinafter be referred to as a "participant":

          1.     REIMBURSEMENT FOR MEDICAL CARE EXPENSE:

            (a)   The corporation shall from time to time reimburse any participant of the Plan, who is employed by the corporation on a full-time basis, for all expenses incurred by such participant for the medical care as defined in Section 213 of the Internal Revenue Code of such participant, his spouse, and his qualified dependents under Section 152 of the Internal Revenue Code.

            (b)   The Company may pay any or all of the qualified medical expenses directly or reimburse the participant for such expenses.

            (c)   The reimbursement to, or the payment on behalf of, any one participant including his spouse and his dependents, shall be limited to    in any one fiscal year of the company.

            (d)   The participant shall present the bill or bills for medical expenses to the corporation before the corporation shall be obligated to pay or reimburse the participant. A failure to submit a bill or proof of payment may at the discretion of the Company, terminate such individual's right to reimbursement.

          2.     Reimbursement under this Plan shall be excess coverage only over any insurance plan or payment received from any other source.

          3.     This plan may be terminated or amended at any time by majority vote of the Board of Directors of the corporation; however such termination or amendment shall not affect any right to claim reimbursement for medical expenses incurred prior to such termination or amendment.

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  Exhibit 3.50
BY-LAWS
ARTICLE I—OFFICES
ARTICLE II—SEAL
ARTICLE III—SHAREHOLDERS' MEETINGS
ARTICLE IV—VOTING AND PROXIES